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                                                                     Exhibit 3.2

                            [Translation from Hebrew]

Registrar of Companies                                       Ministry of Justice

                                     [Logo]

                                 State of Israel

                   Companies Ordinance [New Version] 5743-1983

                           Certificate of Name Change

I hereby certify that based upon a special resolution and in accordance with
Section 37 of the Companies Ordinance [New Version]5743-1983:

                                             Sayfun Semiconductors Ltd. (Hebrew)

Sayfun Semiconductors Ltd.

                                         its name, and henceforth will be called

                                             Saifun Semiconductors Ltd. (Hebrew)

Saifun Semiconductors Ltd.

                                       and the above-referenced amended name was
                                    entered into the minute book of the Company.

Given under my signature in Jerusalem on the 17th (12th) of the month of June (Sivan) in the year 1997 (5757).

[Signature]

                                                      Company number 51-239733-2